U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2013

EMERITUS CORPORATION

(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices) (Zip Code)

(206) 298-2909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Emeritus Corporation (the “Company”) today announced that it has launched a secondary public offering of common shares pursuant to a shelf registration statement on Form S-3 filed today with the Securities and Exchange Commission (the “SEC”) on behalf of certain selling shareholders for the offering of 7,973,600 common shares. Shares are being sold by AREA Property Partners, on behalf of funds they manage, our CEO and President, Granger Cobb, funds associated with Directors Daniel Baty and Stan Baty, and by Ray Brandstrom. In addition, the Company will grant the underwriters a 30-day option to purchase up to an additional 1,196,040 common shares. Any proceeds from the exercise of the underwriter’s option will be used for general corporate purposes, which may include repayment of outstanding debt.

A press release announcing the offering is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 11, 2013 entitled Emeritus Launches Secondary Public Offering

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 11, 2013		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President— Finance and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated March 11, 2013 entitled Emeritus Launches Secondary Public Offering